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                                                        NAME: __________________

                            EXECUTIVE SEVERANCE PLAN


COMPANY:                       INFINIUM SOFTWARE, INC.
EFFECTIVE AS OF:               OCTOBER 1, 1999
EXECUTIVE'S PRINCIPAL TITLES:  ______________________________________________


If the Executive's employment with the Company is terminated by the Company, not for "cause", and the Executive executes a one year Non-Competition Agreement in form satisfactory to the Company, (a) the Company will continue to pay to the Executive, for the twelve month period beginning on the termination date, his or her ANNUAL BASE SALARY (as such term is defined in the Executive Compensation Plan executed by the Company and the Executive) for the Fiscal Year in which the termination date occurs and (b) the Executive will be entitled to continue to participate in all of the Company's employee benefits programs (except to the extent prohibited by the plans) for the twelve month period beginning on the termination date.

This paragraph shall apply if a Change in Control (as defined in the attached Appendix to this Plan) occurs. All of the Executive's unvested stock options shall vest immediately upon the occurrence of a Change in Control. In the event of a Change of Control, if the Executive is terminated not for "cause," (a) the Company will continue to pay to the Executive, for the twelve month period beginning on the termination date, his or her ANNUAL BASE SALARY and TARGET EXECUTIVE BONUS (as such term is defined in the Executive Compensation Plan executed by the Company and the Executive) for the Fiscal Year in which the termination date occurs and (b) the Executive will be entitled to continue to participate in all of the Company's employee benefits programs (except to the extent prohibited by the plans) for the twelve month period beginning on the termination date. If the Executive is not offered a position which is comparable both in level and total compensation to the position he or she occupied immediately before the Change in Control, he or she shall be deemed to have been terminated not for "cause" and the provisions of the preceding sentence shall apply.

For purposes of this agreement, "cause" is defined as follows: substantial and continued failure to perform job duties; disloyalty, gross negligence, or breach of fiduciary duty to the Company; commission of fraud, embezzlement, dishonesty or deliberate disregard of the Company's rules or policies; unauthorized disclosure of a trade secret or confidential business information; use of any illicit drug or the abuse of any drug, alcohol or medication which adversely affects the Executive's performance; or conviction of a felony offense.


Executive                                 For: INFINIUM SOFTWARE, INC.


Signature: _________________________      Signature: ___________________________
                                                     Robert A. Pemberton, CEO


Date: ______________________________      Date: ________________________________


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                                   Appendix A
                           to Executive Severance Plan

A "Change in Control" shall mean:

                  (1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                           (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control
                           Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company),
                           (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                  (2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date this Severance Agreement was signed or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or


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                  (3)      the consummation of a merger, consolidation,
                           reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).